Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,004,757)
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,479,391
Dividend Income	143,463
Interest Income	172,469
ETF Transaction Fees	1,050
Total Income (Loss)	$(208,384)

Expenses
General Partner Management Fees	$38,692
Professional Fees	11,609
Brokerage Commissions	5,529
Directors' Fees and insurance	2,679
License fees	966
Total Expenses	$59,475
Net Income (Loss)	$(267,859)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$66,113,814
Additions (250,000 Shares)	15,711,729
Net Income (Loss)	(267,859)

Net Asset Value End of Month	$81,557,684
Net Asset Value Per Share (1,300,000 Shares)	$62.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596